Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Defined Fund Series--4, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-63417 of our opinion dated December 22, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 12, 2000